Exhibit 10.1

Execution Version

$125,000,000

ISIS PHARMACEUTICALS, INC.

2 5/8% Convertible Subordinated Notes due 2027

PURCHASE AGREEMENT

January 17, 2007

LEHMAN BROTHERS INC.,
As Representative of the several
   Initial Purchasers named in Schedule I attached hereto,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Isis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $125,000,000 in aggregate principal amount of its 2 5/8% Convertible Subordinated Notes due 2027 (the “Firm Securities”).  The Firm Securities will (i) have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) and Offering Memorandum (as defined below) and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into between the Company and Wells Fargo Bank, NA, as trustee (the “Trustee”).  The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $37,500,000 principal amount of its 2 5/8% Convertible Subordinated Notes due 2027 (the “Additional Securities”) if and to the extent that you, as Representative of the Initial Purchasers, shall have determined to exercise, on behalf of the Initial Purchasers, the right to purchase such 2 5/8% Convertible Subordinated Notes due 2027 granted to the Initial Purchasers in Section 3(a) hereof.  The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.”  The Securities will be convertible into shares of the Company’s common stock (par value $0.001 per share) (the “Underlying Securities”).  This is to confirm the agreement concerning the purchase of the Securities from the Company by the Initial Purchasers.

1.             Purchase and Resale of the Securities.  The Securities will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act.  The Company has prepared a preliminary offering memorandum, dated January 16, 2007 (together with the documents incorporated by reference therein, the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Securities omitted from the Preliminary Offering Memorandum and an offering memorandum, dated January 17, 2007 (together with the documents incorporated by reference therein, the “Offering Memorandum”), setting forth information regarding the Company and the Securities (as defined herein).  The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule III hereto are collectively referred to as the “Pricing Disclosure Package.” The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers. “Applicable Time” means 7:00 p.m. (New York City time) on the date of this Agreement.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or theOffering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K, the Company’s most recent Quarterly  Report on Form 10-Q and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be.  Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or theOffering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date.  All documents referenced above that are filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.”

It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend (along with such other legends as the Initial Purchasers and their counsel deem necessary):

‘‘THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT),

(2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D)  PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

You have advised the Company that you will make offers (the “Exempt Resales”) of the Securities purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to persons (the “Eligible Purchasers”) whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”).  You will offer the Securities to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof plus accrued interest, if any.  Such price may be changed at any time without notice.

Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement attached hereto as Exhibit A (the “Registration Rights Agreement”) between the Company and the Initial Purchasers to be dated January 23, 2007 (the “Closing Date”), for so long as such Securities constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement).  Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission under the circumstances set forth therein, a shelf registration statement under the Securities Act (the

“Resale Registration Statement”) relating to resales by holders of the Securities and the Underlying Securities.

2.             Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees as follows:

(a)           When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a United States national securities exchange registered or that are quoted in a United States automated inter-dealer quotation system.

(b)           Neither the Company nor any subsidiary is, and after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 (the “Investment Company Act”), as amended, and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(c)           Assuming that your representations and warranties in Section 3(b) are true, the purchase and resale of the Securities pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Securities Act.  No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any of its representatives (other than you, as to whom the Company makes no representation) in connection with the offer and sale of the Securities.

(d)           Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(e)           The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales.  No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company is contemplated.

(f)            The Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(g)           The Offering Memorandum will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(h)           The Company has not made any offer to sell or solicitation of an offer to buy the Securities that would constitute a “free writing prospectus” (if the offering of the Securities was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representative; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is set forth substantially in form and substance as attached hereto on Schedule III.

(i)            The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.  The Exchange Act Reports did not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(j)            The statistical and market-related data included under the captions “Business” in the Company’s annual report on Form 10-K for the year ended December 31, 2005 and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s quarterly report on Form 10-Q for the nine months ended September 30, 2006 incorporated by reference in the Pricing Disclosure Package and the consolidated financial statements of the Company and its subsidiaries included in the Pricing Disclosure Package are based on or derived from sources that the Company believes do not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(k)           Each of the Company and its subsidiaries (as defined in Section 15) has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole or a material adverse effect on the performance by the Company of the performance of this Agreement, the Indenture, the Securities or the Registration Rights Agreement or the consummation of any of the transactions contemplated hereby or thereby (a “Material Adverse Effect”); each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in the Company’s Annual Report on Form 10-K for the most recent fiscal year and (ii) the Company’s Ibis Biosciences, Inc. subsidiary. None of the subsidiaries of the Company is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(l)            The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum on the dates indicated therein, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in each of the Pricing Disclosure Package and the Offering Memorandum and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in each of the Pricing Disclosure Package and the Offering Memorandum and were issued in compliance with federal and state securities laws.  There is no and has been no policy or practice of the Company to intentionally coordinate the grant of options to employees with the release or other public announcement of material information regarding the Company or its results of operations or prospects to minimize the exercise price of such options. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)          The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture.  The Indenture has been duly and validly authorized by the Company, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); no qualification of the Indenture under the Trust Indenture Act of 1939 (the “1939 Act”) is required in connection with the offer and sale of the Securities contemplated hereby or in connection with the Exempt Resales.  The Indenture will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(n)           The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Securities.  The Securities have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Securities by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Securities will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(o)           The Company has all the requisite corporate power and authority to issue the Underlying Securities issuable upon conversion of the Securities.  The Underlying Securities have been duly and validly authorized by the Company and, and when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(p)           The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by you) will be the legally valid and binding obligation of the Company in accordance with the terms thereof, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy.  The Registration Rights Agreement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(q)           The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(r)            The issue and sale of the Securities, the execution, delivery and performance by the Company of the Securities, the Indenture, the Registration Rights Agreement and this Agreement, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational document of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the properties or assets of the Company or any of its subsidiaries or any of their properties or assets (“Governmental Authority”), except, with respect to clauses (i) and (iii), conflicts, breaches or violations that would not reasonably be expected to have a Material Adverse Effect, and with respect to clause (i) those that have been waived or consented to prior to the execution of this Agreement.

(s)           No consent, approval, authorization or order of, or filing, registration or qualification with any Governmental Authority is required for the issue and sale of the Securities, the execution, delivery and performance by the Company of the Securities, the Indenture, the Registration Rights Agreement and this Agreement, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for the filing of a registration statement by the Company with the Commission pursuant to the Securities Act as required by the Registration Rights Agreement and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers and listing of the Underlying Securities on the NASDAQ Global Market.

(t)            Except as identified in the Pricing Disclosure Package and the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company (other than the Registration Rights Agreement) owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(u)           Neither the Company nor any other person acting on behalf of the Company has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under the Securities Act.

(v)           Except as described in the each of the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and, since such date, there has not been any change in the total current assets, capital stock or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)          The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.  The other financial information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(x)            Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Pricing Disclosure Package and who have delivered the initial letter referred to in Section 8(e) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(y)           (i) The Company and each of its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Disclosure Package and the Offering Memorandum and such as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and (ii) all assets held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not interfere with the use made and proposed to be made of such assets by the Company or any of its subsidiaries; except, in the case of (i) and (ii), as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)            Except such as are described in the Pricing Disclosure Package and the Offering Memorandum, the Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as, based on the Company’s internal assessments, is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(aa)         The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of such Governmental Authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Offering Memorandum, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the Pricing Disclosure Package and the Offering Memorandum; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect or except as described in the Pricing Disclosure Package.

(bb)         The Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, inventions, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) or other intellectual property, including, without limitation, all of the intellectual property described in the Pricing Disclosure Package and the Offering Memorandum as being owned or licensed by the Company and its subsidiaries (collectively, “Intellectual Property”), necessary for the conduct of their respective businesses, except where the failure to own or possess such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect.  The Company and its subsidiaries have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except where such conflict or claims of conflict would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, (A) there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company and its subsidiaries, threatened action, suit, proceeding or claim by others challenging the rights of the Company and its subsidiaries in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim which would have a Material Adverse Effect; (C) the Intellectual Property owned by the Company and its subsidiaries and, to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened in writing action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim which would have a Material Adverse Effect; (D) there is no pending or threatened action, suit, proceeding or claim by others that the Company or its subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property or other proprietary rights of others, the Company and its subsidiaries have not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim which would have a Material Adverse Effect; and (E) to the Company’s knowledge, no employee of the Company or a subsidiary of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or a subsidiary of the Company, or actions undertaken by the employee while employed with the Company or a subsidiary of the Company, except for such violations as would not have a Material Adverse Effect.  To the Company’s knowledge, all material technical information developed by and belonging to the Company and its subsidiaries which has not been patented has been kept confidential, except as would not have a Material Adverse Effect.  The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property that would be required to be described in a registration statement filed under the Securities Act or would be required to be filed as exhibits to a registration statement of the Company pursuant to Item 601(10) of Regulation S-K that have not been described or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum.

(cc)         Except as described in the Pricing Disclosure Package and the Offering Memorandum, the Company and each of its subsidiaries: (A) are and at all times have been in full compliance with all statutes, rules, regulations, or guidances applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product or product candidate manufactured or distributed by the Company and its subsidiaries (“Applicable Laws”); (B) have not received any U.S. Food and Drug Administration (“FDA”) Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and have no knowledge that any such Governmental Authority is considering such action; (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and represent that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), except where the failure to so file, obtain, maintain or submit would not reasonably be expected to have a Material Adverse Effect; and (G) have not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any of its product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(dd)         The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and each of its subsidiaries were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; the descriptions of the results of such studies, tests and trials contained in the Pricing Disclosure Package and the Offering Memorandum are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably refute the study, test, or trial results described or referred to in the Pricing Disclosure Package and the Offering Memorandum when viewed in the context in which such results are described and the clinical state of development; and the Company and its subsidiaries have not received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or its subsidiaries.  All of the descriptions in the Pricing Disclosure Package and the Offering Memorandum of the legal and governmental procedures and requirements of the FDA or any foreign, state or local governmental body exercising comparable authority are accurate in all material respects.

(ee)         Except as described in the Pricing Disclosure Package and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or to have a material adverse effect on the performance by the Company of the performance of this Agreement, the Indenture, the Securities or the Registration Rights Agreement or the consummation of any of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened in writing or contemplated by Governmental Authorities or others.

(ff)           There are no legal or governmental proceedings or contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or, in the case of documents, would be required to be filed as exhibits to a registration statement of the Company pursuant to Item 601(10) of Regulation S-K that have not been described or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum.  Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and that statements made or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(gg)         No relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that has not been described in the Pricing Disclosure Package and the Offering Memorandum.

(hh)         Except as described in the Pricing Disclosure Package and the Offering Memorandum, no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(ii)           (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(jj)           The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no material tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)         There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(ll)           Since the date as of which information is given in the Pricing Disclosure Package and except as otherwise described in the Pricing Disclosure Package and the Offering Memorandum, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(mm)       The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-5 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general or specific authorization, and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(nn)         Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any Governmental Authority or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo)         Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(pp)         The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any Governmental Authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received written notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Pricing Disclosure Package and the Offering Memorandum, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a Governmental Authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $250,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(qq)         None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(rr)           The statements set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities and under the captions “Description of Capital Stock,” “Material U.S. Federal Tax Considerations,” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(ss)         The Company and its affiliates have not taken, directly or indirectly, any action (A) designed to or that has constituted or that reasonably can be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities to facilitate the sale or resale of such securities or (B) prohibited by Regulation M under the Exchange Act.

(tt)           (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports they file or submit under the Exchange Act (assuming the Company was required to file or submit such reports under the Exchange Act) is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and

(iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(uu)                          Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, there have been no significant changes in internal controls or in other factors that would significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(vv)                          No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package.

(ww)                      There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respsects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xx)                              Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Affect.

(yy)                          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(zz)                              Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(aaa)                      The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Stock to be considered a “purpose credit” within the meanings of Regulations T, U or X of the Federal Reserve Board.

(bbb)                   Each forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum has been made with a reasonable basis, at the time is was made, or has been disclosed in good faith, at the time it was disclosed.

(ccc)                      On and immediately after the Closing Date, each of the Company and its subsidiaries (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in each of the Pricing Disclosure Package and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of each of the Company and its subsidiaries is not less than the total amount required to pay the probable liabilities on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) each of the Company and its subsidiaries is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement and each of the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor its subsidiaries is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) neither the Company nor its subsidiaries is engaged in any business or transaction, and neither of them is about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which each of the Company and its subsidiaries is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Any certificate signed by any officer of the Company and specifically identified in and required to be delivered to the Representative under this Agreement or the Registration Rights Agreement in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

3.                                       Purchase of the Securities by the Initial Purchasers, Agreements to Sell, Purchase and Resell.  (a)  The Company hereby agrees, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.0% of the principal amount thereof (the “Purchase Price”), the total principal amount of Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto.  The Company shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b)                                 On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $37,500,000 aggregate principal amount of Additional Securities at the Purchase Price. The Representative may exercise this right on behalf of the Initial Purchasers in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice.  On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as you may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities.

(c)                                  Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package.  Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company, that such Initial Purchaser: (i) on the basis of the representations, warranties and agreements of the Company, is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act; (ii) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities; (iii) in connection with the Exempt Resales, will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iv) will not directly or indirectly offer or sell the Securities, nor has it offered or sold the Securities by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising).  The Initial Purchasers have advised the Company that they will offer the Securities to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Securities.  Such price may be changed by the Initial Purchasers at any time without notice.

(d)                                 Each such Initial Purchaser has not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Securities, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Securities other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule III hereto, (iii) the Free Writing Offering Documents listed on Schedule III hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.  Each such use of documents in this section shall be made only in accordance with Section 3(c)(iv).

Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 8(c) and 8(d) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

4.                                       Delivery of the Securities and Payment Therefor.  Delivery to the Initial Purchasers of and payment for the Firm Securities shall be made at the office of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130, at 10:00 a.m., New York City time, on January 23, 2007 (the “Closing Date”).  The place of closing for the Securities and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

Payment for any Additional Securities shall be made to the Company against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3(a) or at such other time on the same or on such other date, as may be varied by agreement between the Initial Purchasers and the Company.

The Securities will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the applicable Securities to the account of the Initial Purchasers at DTC.  The Securities will be evidenced by one or more global securities in definitive form (the “Global Securities”) or by additional definitive securities, and will be registered, in the case of the Global Securities, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 a.m., New York City time, on the second business day preceding the Closing Date or the Option

Closing Date, as the case may be.  The Securities to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

5.                                       Agreements of the Company.  The Company agrees with each of the Initial Purchasers as follows:

(a)                                  The Company will furnish (which may be satisfied through electronic means) to the Initial Purchasers, without charge, within one business day of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b)                                 The Company will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised; except that the Company will be able to file any current report on Form 8-K, that the Company’s counsel determines is required to be filed by the Company.

(c)                                  The Company consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

(d)                                 If, at any time prior to completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(e)                                  The Company will not make any offer to sell or solicitation of an offer to buy the Securities that would constitute a Free Writing Offering Document without the prior consent of the Representative, which consent shall not be unreasonably withheld or delayed; if at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial

Purchasers through the Representative and, if requested by the Representative, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(f)                                    Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g)                                 For a period commencing on the date hereof and ending on the 90th day after the date of the Offering Memorandum (the “Lock-up Period”), the Company agrees not to, directly or indirectly, (1) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any common stock (par value $0.001 per share) of the Company or securities convertible into or exchangeable for such common stock of the Company, or sell or grant options, rights or warrants with respect to the common stock of the Company or securities convertible into or exchangeable for the common stock of the Company, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the common stock of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock securities of the Company or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement (other than on Form S-8 or any successor form or the registration statement contemplated by the Registration Rights Agreement), with respect to the registration of common stock of the Company or securities convertible, exercisable or exchangeable into shares of common stock of the Company or (4) publicly announce an offering of any shares of common stock of the Company or securities convertible or exchangeable into shares of common stock of the Company, in each case without the prior written consent of Lehman Brothers Inc., on behalf of the Initial Purchasers, except that a subsidiary of the Company may sell equity securities exchangeable for the Company’s common stock, so long as such exchange cannot occur until after the expiry of the Lock-up Period.  The Company will cause each officer and director of the Company set forth on Schedule IV hereto to furnish to Lehman Brothers Inc., prior to the Closing Date, a letter or letters, substantially in the form of Exhibit B hereto (the “Lock-Up Agreements”).

(h)                                 The Company will furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), will make available to its securityholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that so long as the Company files periodic reports pursuant to

Section 13 or 15(d) of the Exchange Act for the foregoing periods, the Company shall be deemed to comply with this Section 5(h).

(i)                                     So long as any of the Securities or the Underlying Securities are outstanding, the Company will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Company mailed to stockholders generally or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Company as the Initial Purchasers may reasonably request.  The Company may satisfy its obligations to furnish such reports by filing them on the Commission’s electronic data gathering and retrieval system (EDGAR).

(j)                                     The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(k)                                  The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(l)                                     The Company will use its best efforts to permit the Securities to be designated as Private Offerings, Resales and Trading through Automated Linkages (PORTAL) MarketSM (the “PORTAL MarketSM”) securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL MarketSM and to permit the Securities to be eligible for clearance and settlement through DTC.

(m)                               The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(n)                                 The Company agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Securities.

(o)                                 The Company agrees to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for “book entry” transfer.

(p)                                 The Company will take such steps as shall be necessary to ensure that neither the Company nor any of the its subsidiaries becomes an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.

(q)                                 The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Securities.

6.                                       Expenses.  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda, not to exceed $7,500); (iii) the issuance and delivery by the Company of the Securities and any taxes payable in connection therewith; (iv) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (v) the furnishing of such copies of the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof); (vii) the application for quotation of the Securities in the PORTAL MarketSM (including all disbursements and listing fees); (viii) the approval of the Securities by DTC for “book-entry” transfer (including fees and expenses of counsel); (ix) the rating of the Securities; (x) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Securities; (xi) the performance by the Company of their other obligations under this Agreement; and (xii) all travel expenses (consistent with the Company’s travel policy) of each Initial Purchaser and the Company’s officers and employees and any other expenses of each Initial Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of the Securities, and expenses associated with any electronic road show.

7.                                       Conditions to Initial Purchasers’ Obligations.  The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)                                  The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Pricing Disclosure Package or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel to the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements therein not misleading.

(b)                                 All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Rights Agreement, the Indenture, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)                                  (i) Cooley Godward Kronish LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit C-1 hereto.

(ii) Grantland Bryce, General Counsel of the Company, shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit C-2 hereto.

(d)                                 (i) Knobbe Martens Olson & Bear shall have furnished to the Initial Purchasers its written opinion, as intellectual property counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit D-1 hereto.

(ii) The Elmore Patent Law Group shall have furnished to the Initial Purchasers its written opinion, as intellectual property counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit D-2 hereto.

(e)                                  The Initial Purchasers shall have received from Latham & Watkins LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)                                    At the time of execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)                                 With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Initial Purchasers a letter (the “bring-down letter”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)                                 Except as described in the Pricing Disclosure Package, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

(i)                                     The Company shall have furnished or caused to be furnished to the Initial Purchasers on the Closing Date certificates of an executive officer of the Company stating that:

(i)                                     The representations, warranties and agreements of the Company in Section 2 are true and correct on and as of the Closing Date, and the Company has complied with all the agreements contained herein and satisfied all the conditions on its part required hereunder to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)                                  They have examined the Pricing Disclosure Package and the Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the Applicable Time with respect to the Pricing Disclosure Package and the date of the Offering Memorandum with respect to the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package or the Offering Memorandum that has not been so disclosed; provided that no representation or warranty is made as to information contained in or omitted from either the Pricing Disclosure Package or the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e); and

(iii)                               Except as described in the each of the Pricing Disclosure Package and the Offering Memorandum, (A) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (B) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (A) or (B), is, individually or in the aggregate, in their judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

(j)                                     The Securities shall have been designated for trading on the PORTAL MarketSM.

(k)                                  The Company shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received a copy thereof, duly executed by the Company (with an original signature page to follow).

(l)                                     The Company and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received a copy thereof, duly executed by the Company and the Trustee (with an original signature page to follow).

(m)                               Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or Governmental Authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of the Representative, would materially and adversely affect the financial markets or the markets for the Securities and other debt securities.

(n)                                 The Company shall have furnished to the Initial Purchasers a certificate dated the Closing Date, of the Chief Financial Officer of the Company as to the solvency of the Company following the consummation of the transactions.

The several obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities.

8.                                       Indemnification and Contribution.

(a)                                  The Company hereby agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), or (ii) the omission or alleged omission to state in the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or the Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e).  The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any

Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

(b)                                 Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) any Blue Sky Application, or (C) any Marketing Materials or (ii) the omission or alleged omission to state in the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e).  The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 8, if (i) the Company and the Initial Purchasers shall have so mutually agreed; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Initial Purchasers; (iii) the Initial Purchasers and their respective directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Initial Purchasers or their respective directors, officers, employees or controlling persons, on the one hand, and the Company, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)                                 If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement as set forth on the cover page of the Offering Memorandum.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale to Eligible Purchasers of the Securities initially purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The Initial Purchasers severally confirm and the Company acknowledges and agrees that the statements with respect to the offering of the Securities by the Initial Purchasers set forth in the second sentence of the third paragraph, the third sentence of the paragraph under the caption entitled “Restrictions on Resale” and the first paragraph under the caption entitled “Stabilization, Short Positions, Market Making and Trading” of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto.

9.                                       Defaulting Initial Purchasers.  If on the Closing Date, or on an Option Closing Date, as the case may be, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Securities that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date or the Option Closing Date, as the case may be, in the respective proportions that the principal amount of Securities set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the total principal amount of Securities set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; provided, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Securities on the Closing Date or the Option Closing Date, as the case may be, if the aggregate principal amount of Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of Securities to be purchased on the Closing Date, or on the Option Closing Date, as the case may be, and any remaining non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Securities that it agreed to purchase on the Closing Date, or on the Option Closing Date, as the case may be, pursuant to the terms of Section 3.  If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Date, or on the Option Closing Date, as the case may be.

If other Initial Purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial Purchaser, either the remaining Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement.

If the remaining Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase:  (a) the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company; or (b) the Additional Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Option Closing Date, the non-defaulting Initial Purchasers shall have, the option to either: (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date; or (ii) purchase not less than the principal amount of Additional Securities that such non-defaulting Initial Purchaser would have been obligated to purchase in the absence of such default.

As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

Nothing contained herein shall relieve: (a) a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default; or (b) the Company of any liability for the payment of expenses to the extent set forth in Sections 7 and 12.

10.                                 Termination.  The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(g) or (l) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.

11.                                 Reimbursement of Initial Purchasers’ Expenses.  If (a) the Company fails to tender the Securities for delivery to the Initial Purchasers or (b) the Initial Purchasers shall decline to purchase the Securities because any of the conditions set forth in Section 7 of this Agreement is not met, the Company shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers.

12.                                 Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                  if to any Initial Purchaser, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York  10019, Attention:  Syndicate Registration (Fax:  646-834-8133)

with a copy to Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130, Attention:  Faye H. Russell (Fax:  858-523-5450), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York  10022 (Fax:  212-520-0421);

(b)                                 if to the Company, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Isis Pharmaceuticals, Inc., 1896 Rutherford Road, Carlsbad, California 92008, Attention:  B. Lynne Parshall (Fax: 760-603-4650), with a copy to (i) General Counsel (Fax: 760-268-4922) and (ii) Cooley Godward Kronish LLP, 4401 Eastgate Mall, San Diego, California 92121, Attention: Julie M. Robinson (Fax: 858-550-6420);

provided, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

13.                                 Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the extent necessary for such person to exercise its rights under Section 8 hereof.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14.                                 Survival.  The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

15.                                 Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.”  For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

16.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York.

17.                                 No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (i) no fiduciary or agency relationship between the Company, and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (ii) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the purchase price of the Securities, and such relationship between the Company, and the Initial Purchasers is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchasers may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waive any claims that the Company may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Securities.

18.                                 Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

19.                                 Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ISIS PHARMACEUTICALS, INC.

By	/s/ B. Lynne Parshall
	Name:	B. Lynne Parshall
	Title:	Executive Vice President, Chief Financial Officer & Secretary

Accepted:

LEHMAN BROTHERS INC.

COWEN AND COMPANY, LLC

LEERINK SWANN & CO., INC

NEEDHAM & COMPANY, LLC

By LEHMAN BROTHERS INC., as Authorized Representative

By	/s/ Tran Nguyen
	Name:	Tran Nguyen
	Title:	Vice President

SCHEDULE I

Initial Purchasers	Principal Amount of Firm Securities to be Purchased
Lehman Brothers Inc	$77,500,000
Cowen and Company, LLC	37,500,000
Leerink Swann & Co., Inc.	5,250,000
Needham & Company, LLC	4,750,000
Total	$125,000,000

Schedule II

ISIS PHARMACEUTICALS, INC.

PRICING TERM SHEET

Initial Purchasers:

Amount (face):

Security Offered:

Issuer:

Underlying (Ticker):

Issue Price:

Coupon / YTM:

Stock Price at Pricing:

Conversion Price:

Bond Denomination:

Conversion Rate:

Maturity:

Call Feature:

Call Price Stepdown:

Puts:

1st Coupon:

Coupon Payment Dates:

Gross Spread (3.00%)

Management

Underwriting

Selling Concession

Offering Status:

144A CUSIP:

Registered CUSIP:

Trade Date:

Settlement Date:

Pot Split:

Contingent Conversion:

Contingent Interest:

Change of Control Protection:

Billing, Delivering, and Stabilizing:

Initial Purchasers' Option:

Conversion Rate Cap:

II-1

Schedule III

1.                                       Electronic Road show slides presented to potential investors.

2.                                       Term sheet containing the terms of the securities, substantially in the form of Schedule II.

III-1

Schedule IV

Directors

Spencer R. Berthelsen, M.D.

Stanley T. Crooke, M.D., Ph.D.

Richard D. DiMarchi

Joseph Klein

Frederick T. Muto

B. Lynne Parshall, J.D.

John C. Reed, M.D., Ph.D.

Joseph H. Wender

Officers

C. Frank Bennett, Ph.D.

David J. Ecker, Ph.D.

Arthur A. Levin, Ph.D.

Michael J. Treble

Mark K. Wedel, M.D., J.D.

IV-1